UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

June 12, 2012

Date of Report (Date of earliest event reported)

Bonanza Creek Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35371	61-1630631
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)

410 17th Street, Suite 1400

Denver, Colorado 80202

(Address of principal executive offices, including zip code)

(720) 440-6100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The 2012 annual meeting of stockholders (the “Annual Meeting”) of Bonanza Creek Energy, Inc. (the “Company”) was held on June 12, 2012 for the purpose of: (1) electing and classifying seven directors; (2) ratifying the selection of Hein & Associates LLP as the Company’s independent registered public accountants; (3)(a) holding an advisory vote regarding executive compensation; (3)(b) holding an advisory vote on the frequency of future advisory votes on executive compensation; and (4) transacting such other business properly brought before the meeting.  The results of the voting on the matters submitted to the stockholders follow.

The nominees for director were elected by the following votes:

	FOR	WITHHELD
Class I (to serve for a one year term)
Todd A. Overbergen	36,534,592	21,766

Gregory P. Raih	36,480,079	76,279

Class II (to serve for a two year term)
Gary A. Grove	36,393,723	162,635

Kevin A. Neveu	36,416,041	140,317

Class III (to serve for a three year term)
Richard J. Carty	31,115,524	5,440,834

Michael R. Starzer	36,532,092	24,266

Marvin M. Chronister	36,478,079	78,279

In addition, there were 1,537,719 broker non-votes for each director.

The proposed ratification of the selection of Hein & Associates LLP as the Company’s independent registered public accountants for 2012 was approved by the following votes:

FOR	38,073,134
AGAINST	14,582
ABSTAIN	6,361

The proposed advisory resolution regarding executive compensation was approved by the following votes:

FOR	36,425,709
AGAINST	13,364
ABSTAIN	117,285
BROKER NON-VOTES	1,537,719

The advisory vote on the frequency of future advisory votes on executive compensation received the following number of votes:

3 YEARS	2,141,828
2 YEARS	11,287
1 YEAR	34,284,660
ABSTAIN	118,583
BROKER NON-VOTES	1,537,719

In light of these voting results, the Company has determined that it will hold an advisory vote on executive compensation every year until the next required advisory vote with respect to the frequency of advisory votes on executive compensation, which will occur no later than the Company’s annual meeting of stockholders in 2018.

There was no other business voted upon at the Annual Meeting.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bonanza Creek Energy, Inc.

Date: June 18, 2012	By:	/s/ Christopher I. Humber

Christopher I. Humber

Senior Vice President, General Counsel & Secretary

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